Exhibit 99.1
News Release

Contact:	Paul Adams Corporate Communications 202-637-0317 Emily Duncan Investor Relations 312-394-2345
EXELON REPORTS FIRST QUARTER 2020 RESULTS
Earnings Release Highlights

•	GAAP Net Income of $0.60 per share and Adjusted (non-GAAP) Operating Earnings of $0.87 per share for the first quarter of 2020

•	Revising range for full year 2020 adjusted (non-GAAP) operating earnings guidance to $2.80-$3.10 per share from original guidance of $3.00-$3.30 per share

•	Strong utility reliability performance - every utility achieved top quartile in outage frequency and outage duration

•	Generations’ nuclear fleet capacity factor was 93.9% for the quarter, ahead of the industry average of 91% (based on full year 2019)
CHICAGO (May 8, 2020) — Exelon Corporation (Nasdaq: EXC) today reported its financial results for the first quarter of 2020.
“We had another strong quarter, with each of our utilities achieving high reliability performance and our nuclear fleet completing seven of eight refueling outages - nearly all shorter than planned,” said Christopher M. Crane, president and CEO of Exelon. “The consistent performance of our frontline employees in providing safe and reliable service has never been more evident as we all confront the global pandemic and the devastating disruption to our economy. In recognition of these extraordinary circumstances, we are supporting customers experiencing financial hardship by suspending disconnections, waiving new late charges and reconnecting customers on request. We remain on track to invest $26 billion across our utilities to further improve reliability and customer service, and we have contributed more than $5.9 million to national and local organizations to provide immediate relief to communities affected by COVID-19.”
“Despite experiencing one of the warmest winters on record and significant erosion of demand as a result of the pandemic, we reported solid adjusted (non-GAAP) earnings of 0.87 per share, coming in just below the midpoint of our guidance range,” said Joseph Nigro, senior executive vice president and CFO of Exelon. “We identified an additional $250 million in cost savings and lowered capital expenditures at Exelon Generation by $125 million. However, even with these and other actions, the unprecedented slowdown in economic activity and unpredictable nature of the recovery has led us to lower our full-year earnings guidance from $3.00-$3.30 per share to $2.80-$3.10 per share. We will continue to look for ways to improve our earnings and cash flow this year.”

First Quarter 2020
Exelon's GAAP Net Income for the first quarter of 2020 decreased to $0.60 per share from $0.93 per share in the first quarter of 2019. Adjusted (non-GAAP) Operating Earnings remained consistent at $0.87 per share in both the first quarter of 2020 and 2019. For the reconciliations of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings, refer to the tables beginning on page 5.
Adjusted (non-GAAP) Operating Earnings in the first quarter of 2020 primarily reflect:

•
Lower utility earnings primarily due to unfavorable weather conditions at PECO and PHI and lower allowed electric distribution ROE due to a decrease in treasury rates at ComEd, partially offset by regulatory rate increases at BGE and PHI and distribution formula rate timing at ComEd; and

•
Higher Generation earnings due to increased revenue from ZECs in New Jersey, lower operating and maintenance expense, and an income tax settlement, partially offset by lower realized energy prices, lower capacity revenues and increased nuclear outage days.

Operating Company Results1
ComEd
ComEd's first quarter of 2020 GAAP Net Income and Adjusted (non-GAAP) Operating Earnings increased to $168 million from $157 million in the first quarter of 2019, primarily due to distribution formula rate timing partially offset by lower allowed electric distribution ROE due to a decrease in treasury rates. Due to revenue decoupling, ComEd's distribution earnings are not affected by actual weather or customer usage patterns.
PECO
PECO’s first quarter of 2020 GAAP Net Income decreased to $140 million from $168 million in the first quarter of 2019. PECO’s Adjusted (non-GAAP) Operating Earnings for the first quarter of 2020 decreased to $140 million from $169 million in the first quarter of 2019, primarily due to unfavorable weather conditions.
BGE
BGE’s first quarter of 2020 GAAP Net Income increased to $181 million from $160 million in the first quarter of 2019. BGE’s Adjusted (non-GAAP) Operating Earnings for the first quarter of 2020 increased to $182 million from $161 million compared with the first quarter of 2019, primarily due to regulatory rate increases. Due to revenue decoupling, BGE's distribution earnings are not affected by actual weather or customer usage patterns.
PHI
PHI’s first quarter of 2020 GAAP Net Income decreased to $108 million from $117 million in the first quarter of 2019. PHI’s Adjusted (non-GAAP) Operating Earnings for the first quarter of 2020 decreased to $110 million from $118 million in the first quarter of 2019, primarily due to unfavorable weather conditions in Delaware and New Jersey, partially offset by regulatory rate increases. Due to revenue decoupling, PHI's distribution earnings related to Pepco Maryland, DPL Maryland and Pepco District of Columbia are not affected by actual weather or customer usage patterns.
___________
1Exelon’s five business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania; BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware; and Generation, which consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products and risk management services.

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Generation
Generation's first quarter of 2020 GAAP Net Income decreased to $45 million from $363 million in the first quarter of 2019. Generation’s Adjusted (non-GAAP) Operating Earnings for the first quarter of 2020 increased to $312 million from $294 million in the first quarter of 2019, primarily due to increased revenue from ZECs in New Jersey, lower operating and maintenance expense and an income tax settlement, partially offset by lower realized energy prices, lower capacity revenues and increased nuclear outage days.
As of March 31, 2020, the percentage of expected generation hedged is 89%-92% and 70%-73% for 2020 and 2021, respectively.
Recent Developments and First Quarter Highlights

•
COVID-19: Exelon is closely monitoring developments related to the global outbreak (pandemic) of the 2019 novel coronavirus (COVID-19) pandemic and is taking proactive measures to protect the health and safety of employees, contractors and customers. As a provider of critical resources, Exelon has robust plans and contingencies in place to ensure business and operational continuity across a wide range of potentially disruptive events, including extensive preparedness for major public health crises. Exelon and its operating companies are working in close coordination with designated state and local emergency preparedness and health officials, and at the federal level through the Electric Subsector Coordinating Council. All Exelon employees have access to up-to-date information and resources and are following Centers for Disease Control guidelines to ensure safety. In addition, Exelon utilities have established incident command centers to address emergent customer and employee needs in real time.

While there was no material impact to Exelon’s financial statements for the first quarter of 2020 due to COVID-19, PECO, DPL Delaware, ACE and Generation expect a reduction in operating revenues for the nine months ending December 31, 2020 due to expected reduction in electric load. There remains significant uncertainty in the economic forecast for the remainder of the year and its impact on Exelon’s operating revenues. However, Exelon identified and is pursuing approximately $250 million in cost savings across its operating companies to offset part of the expected unfavorable impacts on operating revenues.

•
ComEd Distribution Formula Rate: On April 16, 2020, ComEd filed its annual distribution formula rate update with the Illinois Commerce Commission (ICC). The ICC approval is due by December 2020 and the rates will take effect in January 2021. The filing request includes a total decrease to the revenue requirement of $11 million, reflecting an increase of $51 million for the initial revenue requirement for 2020 and a decrease of $62 million related to the annual reconciliation for 2019. The revenue requirement for 2020 and annual reconciliation for 2019 provide for a weighted average debt and equity return on distribution rate base of 6.28% inclusive of a requested ROE of 8.38%.

•
DPL Delaware Gas Base Rate Case: On Feb. 21, 2020, DPL Delaware filed an application with the Delaware Public Service Commission (DPSC) to increase its annual gas distribution rates by $9 million, reflecting an ROE of 10.3%. DPL currently expects a decision in the first quarter of 2021 but cannot predict if the DPSC will approve the application as filed.

•
DPL Delaware Electric Base Rate Case: On March 6, 2020, DPL Delaware filed an application with the DPSC to increase its annual electric distribution rates by $24 million, reflecting an ROE of 10.3%. DPL currently expects a decision in the first quarter of 2021 but cannot predict if the DPSC will approve the application as filed.

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•
Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station and 100% of the CENG units, produced 42,555 gigawatt-hours (GWhs) in the first quarter of 2020, compared with 45,715 GWhs in the first quarter of 2019. Excluding Salem, the Exelon-operated nuclear plants at ownership achieved a 93.9% capacity factor for the first quarter of 2020, compared with 97.1% for the first quarter of 2019. The number of planned refueling outage days in the first quarter of 2020 totaled 94, compared with 74 in the first quarter of 2019. There were 11 non-refueling outage days in the first quarter of 2020 and none in the first quarter of 2019.

•
Fossil and Renewables Operations: The Dispatch Match rate for Generation’s fossil and hydro fleet was 98.2% in the first quarter of 2020, compared with 97.8% in the first quarter of 2019. Energy Capture for the wind and solar fleet was 94.7% in the first quarter of 2020, compared with 96.5% in the first quarter of 2019.

•	Financing Activities:

◦
On April 1, 2020, Exelon Corporate issued notes for $1.25 billion at 4.05%, which are due in 2030 and notes for $750 million at 4.70%, which are due in 2050. A portion of the net proceeds from the sale of these notes, together with available cash balances, will be used to repay Exelon Corporate notes maturing in June of 2020. The remainder of the net proceeds will be used for general corporate purposes.

◦
On Feb. 25, 2020, ComEd issued $350 million of its First Mortgage Bonds, 2.20% Series due March 1, 2030 and $650 million of its First Mortgage Bonds, 3.00% Series due March 1, 2050. ComEd used the proceeds to repay a portion of outstanding commercial paper obligations and for general corporate purposes.

◦	On Feb. 25, 2020, Pepco issued $150 million of its First Mortgage Bonds, 2.53% Series due Feb. 25, 2030. Pepco used the proceeds to repay existing indebtedness and for general corporate purposes.

◦
On March 19, 2020, Generation entered into a term loan agreement for $200 million. The loan agreement has an expiration of March 18, 2021. Pursuant to the loan agreement, loans made thereunder bear interest at a variable rate equal to LIBOR plus 0.50% and all indebtedness thereunder is unsecured.

◦
On March 31, 2020, Generation entered into a term loan agreement for $300 million. The loan agreement has an expiration of March 30, 2021. Pursuant to the loan agreement, loans made thereunder bear interest at a variable rate equal to LIBOR plus 0.75% and all indebtedness thereunder is unsecured.

◦
On April 8, 2020, NewEnergy Receivables LLC, a bankruptcy remote, special purpose entity, which is wholly owned by Generation, entered into an accounts receivable financing facility with a number of financial institutions and a commercial paper conduit to sell certain customer accounts receivables. Generation received approximately $500 million of cash in accordance with the initial sale of approximately $1.2 billion receivables.

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GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
Adjusted (non-GAAP) Operating Earnings for the first quarter of 2020 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2020 GAAP Net Income	$0.60	$582	$168	$140	$181	$108	$45
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $32 and $33, respectively)	(0.10)	(94)	—	—	—	—	(97)
Unrealized Losses Related to Nuclear Decommissioning Trust (NDT) Fund Investments (net of taxes of $405)	0.50	485	—	—	—	—	485
Asset Impairments (net of taxes of $1)	—	2	—	—	—	—	2
Plant Retirements and Divestitures (net of taxes of $4)	0.01	13	—	—	—	—	13
Cost Management Program (net of taxes of $3, $0, $1 and $3, respectively)	0.01	9	—	—	1	2	8
Income Tax-Related Adjustments (entire amount represents tax expense)	—	(2)	—	—	—	—	—
Noncontrolling Interests (net of taxes of $30)	(0.15)	(144)	—	—	—	—	(144)
2020 Adjusted (non-GAAP) Operating Earnings	$0.87	$851	$168	$140	$182	$110	$312

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Adjusted (non-GAAP) Operating Earnings for the first quarter of 2019 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2019 GAAP Net Income	$0.93	$907	$157	$168	$160	$117	$363
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $12 and $10, respectively)	0.03	31	—	—	—	—	26
Unrealized Gains Related to NDT Fund Investments (net of taxes of $161)	(0.20)	(193)	—	—	—	—	(193)
Asset Impairments (net of taxes of $1)	—	4	—	—	—	—	4
Plant Retirements and Divestitures (net of taxes of $6)	0.02	19	—	—	—	—	19
Cost Management Program (net of taxes of $3, $0, $0, $0 and $3, respectively)	0.01	11	—	1	1	1	8
Noncontrolling Interests (net of taxes of $13)	0.07	67	—	—	—	—	67
2019 Adjusted (non-GAAP) Operating Earnings	$0.87	$846	$157	$169	$161	$118	$294
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2020 and 2019 ranged from 26.0% to 29.0%. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 45.5% and 45.4% for the three months ended March 31, 2020 and 2019, respectively.
Webcast Information
Exelon will discuss first quarter 2020 earnings in a one-hour conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at www.exeloncorp.com/investor-relations.

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About Exelon
Exelon Corporation (Nasdaq: EXC) is a Fortune 100 energy company with the largest number of electricity and natural gas customers in the U.S. Exelon does business in 48 states, the District of Columbia and Canada and had 2019 revenue of $34 billion. Exelon serves approximately 10 million customers in Delaware, the District of Columbia, Illinois, Maryland, New Jersey and Pennsylvania through its Atlantic City Electric, BGE, ComEd, Delmarva Power, PECO and Pepco subsidiaries. Exelon is one of the largest competitive U.S. power generators, with more than 31,000 megawatts of nuclear, gas, wind, solar and hydroelectric generating capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 2 million residential, public sector and business customers, including three fourths of the Fortune 100. Follow Exelon on Twitter @Exelon.
Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) Operating Earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) Operating Earnings exclude certain costs, expenses, gains and losses and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. Adjusted (non-GAAP) Operating Earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. The Company has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of Adjusted (non-GAAP) Operating Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: www.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on May 8, 2020.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties including among others those related to the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of various governments and regulatory bodies, our customers, and the company, on our business, financial condition and results of operations; any such forward-looking statements, whether concerning the COVID-19 pandemic or otherwise, involve risks, assumptions and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify such forward-looking statements.
The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Exelon Generation Company, LLC, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors

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discussed herein, as well as the items discussed in (1) the Registrants' 2019 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies; (2) the Registrants' First Quarter 2020 Quarterly Report on Form 10-Q (to be filed on May 8, 2020) in (a) Part II, ITEM 1A. Risk Factors; (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, ITEM 1. Financial Statements: Note 14, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Earnings Release Attachments

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Generation	Other (a)	Exelon Consolidated
Three Months Ended March 31, 2020
Operating revenues	$1,439	$813	$937	$1,171	$4,733	$(346)	$8,747
Operating expenses
Purchased power and fuel	486	283	288	435	2,704	(329)	3,867
Operating and maintenance	317	217	188	257	1,263	(38)	2,204
Depreciation and amortization	273	86	143	194	304	21	1,021
Taxes other than income	75	39	69	114	129	11	437
Total operating expenses	1,151	625	688	1,000	4,400	(335)	7,529
Gain on sales of assets and businesses	—	—	—	2	—	—	2
Operating income	288	188	249	173	333	(11)	1,220
Other income and (deductions)
Interest expense, net	(94)	(36)	(32)	(67)	(109)	(72)	(410)
Other, net	10	3	5	13	(771)	15	(725)
Total other income and (deductions)	(84)	(33)	(27)	(54)	(880)	(57)	(1,135)
Income (loss) before income taxes	204	155	222	119	(547)	(68)	85
Income taxes	36	15	41	11	(389)	(8)	(294)
Equity in earnings (losses) of unconsolidated affiliates	—	—	—	—	(3)	—	(3)
Net income (loss)	168	140	181	108	(161)	(60)	376
Net income attributable to noncontrolling interests	—	—	—	—	(206)	—	(206)
Net income (loss) attributable to common shareholders	$168	$140	$181	$108	$45	$(60)	$582

Three Months Ended March 31, 2019
Operating revenues	$1,408	$900	$976	$1,228	$5,296	$(331)	$9,477
Operating expenses
Purchased power and fuel	485	331	360	490	3,205	(318)	4,553
Operating and maintenance	321	225	192	272	1,218	(39)	2,189
Depreciation and amortization	251	81	136	180	405	22	1,075
Taxes other than income	78	41	68	111	135	12	445
Total operating expenses	1,135	678	756	1,053	4,963	(323)	8,262
Gain on sales of assets and businesses	3	—	—	—	—	—	3
Operating income	276	222	220	175	333	(8)	1,218
Other income and (deductions)
Interest expense, net	(87)	(33)	(29)	(65)	(111)	(78)	(403)
Other, net	8	4	5	12	430	8	467
Total other income and (deductions)	(79)	(29)	(24)	(53)	319	(70)	64
Income (loss) before income taxes	197	193	196	122	652	(78)	1,282
Income taxes	40	25	36	5	224	(20)	310
Equity in earnings (losses) of unconsolidated affiliates	—	—	—	—	(6)	—	(6)
Net income (loss)	157	168	160	117	422	(58)	966
Net income attributable to noncontrolling interests	—	—	—	—	59	—	59
Net income (loss) attributable to common shareholders	$157	$168	$160	$117	$363	$(58)	$907

Change in Net Income from 2019 to 2020	$11	$(28)	$21	$(9)	$(318)	$(2)	$(325)
__________

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

Exelon
Consolidated Balance Sheets
(unaudited)
(in millions)

	March 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$1,457	$587
Restricted cash and cash equivalents	414	358
Accounts receivable
Customer accounts receivable	4,320	4,835
Customer allowance for credit losses	(278)	(243)
Customer accounts receivable, net	4,042	4,592
Other accounts receivable	1,391	1,631
Other allowance for credit losses	(52)	(48)
Other accounts receivable, net	1,339	1,583
Mark-to-market derivative assets	656	679
Unamortized energy contract assets	47	47
Inventories, net
Fossil fuel and emission allowances	224	312
Materials and supplies	1,463	1,456
Regulatory assets	1,205	1,170
Other	1,629	1,253
Total current assets	12,476	12,037
Property, plant and equipment, net	81,017	80,233
Deferred debits and other assets
Regulatory assets	8,360	8,335
Nuclear decommissioning trust funds	11,611	13,190
Investments	418	464
Goodwill	6,677	6,677
Mark-to-market derivative assets	625	508
Unamortized energy contract assets	329	336
Other	3,164	3,197
Total deferred debits and other assets	31,184	32,707
Total assets	$124,677	$124,977

	March 31, 2020	December 31, 2019
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$1,979	$1,370
Long-term debt due within one year	2,848	4,710
Accounts payable	2,883	3,560
Accrued expenses	1,535	1,981
Payables to affiliates	5	5
Regulatory liabilities	412	406
Mark-to-market derivative liabilities	264	247
Unamortized energy contract liabilities	121	132
Renewable energy credit obligation	451	443
Other	1,276	1,331
Total current liabilities	11,774	14,185
Long-term debt	34,808	31,329
Long-term debt to financing trusts	390	390
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	12,242	12,351
Asset retirement obligations	10,951	10,846
Pension obligations	3,705	4,247
Non-pension postretirement benefit obligations	2,112	2,076
Spent nuclear fuel obligation	1,204	1,199
Regulatory liabilities	9,105	9,986
Mark-to-market derivative liabilities	436	393
Unamortized energy contract liabilities	317	338
Other	3,017	3,064
Total deferred credits and other liabilities	43,089	44,500
Total liabilities	90,061	90,404
Commitments and contingencies
Shareholders’ equity
Common stock	19,303	19,274
Treasury stock, at cost	(123)	(123)
Retained earnings	16,475	16,267
Accumulated other comprehensive loss, net	(3,173)	(3,194)
Total shareholders’ equity	32,482	32,224
Noncontrolling interests	2,134	2,349
Total equity	34,616	34,573
Total liabilities and shareholders’ equity	$124,677	$124,977

Exelon
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net income	$376	$966
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel and energy contract amortization	1,378	1,460
Asset impairments	8	7
Deferred income taxes and amortization of investment tax credits	(245)	187
Net fair value changes related to derivatives	(132)	31
Net realized and unrealized (gains) losses on NDT funds	651	(308)
Other non-cash operating activities	273	127
Changes in assets and liabilities:
Accounts receivable	800	79
Inventories	81	128
Accounts payable and accrued expenses	(976)	(764)
Option premiums (paid) received, net	(38)	6
Collateral posted, net	(21)	(101)
Income taxes	(56)	141
Pension and non-pension postretirement benefit contributions	(531)	(328)
Other assets and liabilities	(488)	(587)
Net cash flows provided by operating activities	1,080	1,044
Cash flows from investing activities
Capital expenditures	(2,016)	(1,873)
Proceeds from NDT fund sales	1,183	3,713
Investment in NDT funds	(1,234)	(3,666)
Proceeds from sales of assets and businesses	—	8
Other investing activities	(8)	32
Net cash flows used in investing activities	(2,075)	(1,786)
Cash flows from financing activities
Changes in short-term borrowings	109	540
Proceeds from short-term borrowings with maturities greater than 90 days	500	—
Issuance of long-term debt	2,652	402
Retirement of long-term debt	(1,032)	(352)
Dividends paid on common stock	(373)	(352)
Proceeds from employee stock plans	30	51
Other financing activities	(21)	(14)
Net cash flows provided by financing activities	1,865	275
Increase in cash, cash equivalents and restricted cash	870	(467)
Cash, cash equivalents and restricted cash at beginning of period	1,122	1,781
Cash, cash equivalents and restricted cash at end of period	$1,992	$1,314

Exelon
Reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Three Months Ended March 31, 2020 and 2019
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Generation	Other (a)	Exelon
2019 GAAP Net Income (Loss)	$0.93	$157		$168		$160		$117		$363	$(58)	$907
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $10, $2 and $12, respectively)	0.03	—		—		—		—		26	5	31
Unrealized Gains Related to NDT Fund Investments (net of taxes of $161) (1)	(0.20)	—		—		—		—		(193)	—	(193)
Asset Impairments (net of taxes of $1)	—	—		—		—		—		4	—	4
Plant Retirements and Divestitures (net of taxes of $6) (2)	0.02	—		—		—		—		19	—	19
Cost Management Program (net of taxes of $0, $0, $0, $3 and $3, respectively) (3)	0.01	—		1		1		1		8	—	11
Noncontrolling Interests (net of taxes of $13) (4)	0.07	—		—		—		—		67	—	67
2019 Adjusted (non-GAAP) Operating Earnings (Loss)	0.87	157		169		161		118		294	(53)	846

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
ComEd, PECO, BGE and PHI:
Weather	(0.05)	—	(b)	(34)		—	(b)	(12)	(b)	—	—	(46)
Load	—	—	(b)	(4)		—	(b)	—	(b)	—	—	(4)
Other Energy Delivery (5)	0.07	21	(c)	10	(c)	24	(c)	11	(c)	—	—	66
Generation, Excluding Mark-to-Market:
Nuclear Volume (6)	(0.07)	—		—		—		—		(68)	—	(68)
Nuclear Fuel Cost (7)	0.02	—		—		—		—		18	—	18
Capacity Revenue (8)	(0.11)	—		—		—		—		(110)	—	(110)
Zero Emission Credit Revenue (9)	0.02	—		—		—		—		16	—	16
Market and Portfolio Conditions (10)	(0.03)	—		—		—		—		(26)	—	(26)
Operating and Maintenance Expense:
Labor, Contracting and Materials (11)	0.06	7		4		(1)		2		42	—	54
Planned Nuclear Refueling Outages (12)	(0.03)	—		—		—		—		(31)	—	(31)
Pension and Non-Pension Postretirement Benefits	—	(2)		1		—		1		4	—	4
Other Operating and Maintenance	0.02	(2)		1		4		9		11	(1)	22
Depreciation and Amortization Expense (13)	(0.03)	(16)		(4)		(5)		(10)		7	1	(27)
Interest Expense, Net (14)	—	(4)		(3)		(2)		(1)		8	4	2
Income Taxes (15)	0.05	6		(1)		2		(8)		62	(9)	52
Noncontrolling Interests (16)	0.05	—		—		—		—		45	—	45
Other (17)	0.04	1		1		(1)		—		40	(3)	38
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	—	11		(29)		21		(8)		18	(8)	5

2020 GAAP Net Income (Loss)	0.60	168		140		181		108		45	(60)	582
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $33, $1 and $32, respectively)	(0.10)	—		—		—		—		(97)	3	(94)
Unrealized Losses Related to NDT Fund Investments (net of taxes of $405) (1)	0.50	—		—		—		—		485	—	485
Asset Impairments (net of taxes of $1)	—	—		—		—		—		2	—	2
Plant Retirements and Divestitures (net of taxes of $4) (2)	0.01	—		—		—		—		13	—	13
Cost Management Program (net of taxes of $0, $1, $3, $1, and $3, respectively) (3)	0.01	—		—		1		2		8	(2)	9
Income Tax-Related Adjustments (entire amount represents tax expense)	—	—		—		—		—		—	(2)	(2)
Noncontrolling Interests (net of taxes of $30) (4)	(0.15)	—		—		—		—		(144)	—	(144)
2020 Adjusted (non-GAAP) Operating Earnings (Loss)	$0.87	$168		$140		$182		$110		$312	$(61)	$851

Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2020 and 2019 ranged from 26.0% to 29.0%. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 45.5% and 45.4% for the three months ended March 31, 2020 and 2019, respectively.

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(b)	For ComEd, BGE, Pepco and DPL Maryland, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.

(c)
For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, PECO, BGE and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).

(1)
Reflects the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(2)
In 2019, primarily reflects accelerated depreciation and amortization expenses associated with the early retirement of the TMI nuclear facility and a benefit associated with a remeasurement of the TMI ARO. In 2020, primarily reflects accelerated depreciation and amortization expenses associated with the early retirement of certain fossil sites.

(3)	Primarily represents reorganization costs related to cost management programs.

(4)
Represents elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to unrealized gains and losses on NDT fund investments for CENG units.

(5)
For ComEd, reflects increased electric distribution and energy efficiency revenues (due to higher rate base, higher fully recoverable costs and distribution formula rate timing, partially offset by lower electric distribution ROE due to decreased treasury rates). For BGE, and PHI, reflects increased revenue as a result of rate increases.

(6)	Primarily reflects the permanent cease of generation operations at TMI in September 2019 and an increase in nuclear outage days.

(7)	Primarily reflects a decrease in fuel prices and decreased nuclear output as a result of the permanent cease of generation operations at TMI.

(8)	Reflects decreased capacity revenues in the Mid-Atlantic, Midwest, New York, and Other Power Regions.

(9)	Primarily reflects the approval of the New Jersey ZEC Program in the second quarter of 2019.

(10)	Primarily reflects lower realized energy prices.

(11)	For Generation, primarily reflects decreased costs related to the permanent cease of generation operations at TMI and lower labor costs resulting from previous cost management programs.

(12)	Primarily reflects an increase in the number of nuclear outage days in 2020.

(13)
Reflects ongoing capital expenditures across all utilities. For ComEd, also reflects increased amortization of deferred energy efficiency costs pursuant to FEJA. For Generation, reflects a decrease primarily due to the extension of the Peach Bottom license.

(14)	For Generation, includes an interest benefit related to a one-time income tax settlement.

(15)	For Generation, primarily reflects a one-time income tax settlement partially offset by a reduction in renewable tax credits.

(16)	Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG.

(17)	For Generation, primarily reflects higher realized NDT fund gains.

Exelon
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended March 31, 2020			Three Months Ended March 31, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$8,747	$(179)	(b)	$9,477	$52	(b)
Operating expenses
Purchased power and fuel	3,867	(48)	(b)	4,553	20	(b),(c)
Operating and maintenance	2,204	(21)	(c),(d),(e)	2,189	56	(c),(d),(e)
Depreciation and amortization	1,021	(10)	(c)	1,075	(100)	(c)
Taxes other than income	437	—		445	—
Total operating expenses	7,529			8,262
Gain on sales of assets and businesses	2	—		3	—
Operating income	1,220			1,218
Other income and (deductions)
Interest expense, net	(410)	16	(b)	(403)	15	(b)
Other, net	(725)	879	(b),(f)	467	(358)	(c),(f)
Total other income and (deductions)	(1,135)			64
Income before income taxes	85			1,282
Income taxes	(294)	382	(b),(c),(d),(e),(f),(g)	310	(139)	(b),(c),(d),(e),(f),(g)
Equity in losses of unconsolidated affiliates	(3)	—		(6)	—
Net income	376			966
Net income attributable to noncontrolling interests	(206)	144	(h)	59	(67)	(h)
Net income attributable to common shareholders	$582			$907
Effective tax rate(h)	(345.9)%			24.2%
Earnings per average common share
Basic	$0.60			$0.93
Diluted	$0.60			$0.93
Average common shares outstanding
Basic	975			971
Diluted	976			972
__________

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(c)
In 2020, adjustment to primarily exclude accelerated depreciation and amortization expenses associated with the early retirement of certain fossil sites. In 2019, adjustment to primarily exclude accelerated depreciation and amortization expenses associated with the early retirement of the TMI nuclear facility and a benefit associated with a remeasurement of the TMI ARO.

(d)	Adjustment to exclude certain asset impairments.

(e)	Adjustment to exclude reorganization costs related to cost management programs.

(f)
Adjustment to exclude the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(g)	The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 10.0% and 16.8% for the three months ended March 31, 2020 and March 31, 2019, respectively.

(h)
Adjustment to exclude elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

ComEd
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended March 31, 2020		Three Months Ended March 31, 2019
	GAAP (a)	Non-GAAP Adjustments	GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,439	$—	$1,408	$—
Operating expenses
Purchased power and fuel	486	—	485	—
Operating and maintenance	317	—	321	—
Depreciation and amortization	273	—	251	—
Taxes other than income	75	—	78	—
Total operating expenses	1,151		1,135
Gain on sales of assets	—	—	3	—
Operating income	288		276
Other income and (deductions)
Interest expense, net	(94)	—	(87)	—
Other, net	10	—	8	—
Total other income and (deductions)	(84)		(79)
Income before income taxes	204		197
Income taxes	36	—	40	—
Net income	$168		$157
__________

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

PECO
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended March 31, 2020		Three Months Ended March 31, 2019
	GAAP (a)	Non-GAAP Adjustments	GAAP (a)	Non-GAAP Adjustments
Operating revenues	$813	$—	$900	$—
Operating expenses
Purchased power and fuel	283	—	331	—
Operating and maintenance	217	—	225	(1)	(b)
Depreciation and amortization	86	—	81	—
Taxes other than income	39	—	41	—
Total operating expenses	625		678
Operating income	188		222
Other income and (deductions)
Interest expense, net	(36)	—	(33)	—
Other, net	3	—	4	—
Total other income and (deductions)	(33)		(29)
Income before income taxes	155		193
Income taxes	15	—	25	—
Net income	$140		$168
__________

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude reorganization costs related to cost management programs.

BGE
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended March 31, 2020			Three Months Ended March 31, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$937	$—		$976	$—
Operating expenses
Purchased power and fuel	288	—		360	—
Operating and maintenance	188	(1)	(b)	192	(1)	(b)
Depreciation and amortization	143	—		136	—
Taxes other than income	69	—		68	—
Total operating expenses	688			756
Operating income	249			220
Other income and (deductions)
Interest expense, net	(32)	—		(29)	—
Other, net	5	—		5	—
Total other income and (deductions)	(27)			(24)
Income before income taxes	222			196
Income taxes	41	—		36	—
Net income	$181			$160
__________

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude reorganization costs related to cost management programs.

PHI
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended March 31, 2020			Three Months Ended March 31, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,171	$—		$1,228	$—
Operating expenses
Purchased power and fuel	435	—		490	—
Operating and maintenance	257	(3)	(b)	272	(1)	(b)
Depreciation and amortization	194	—		180	—
Taxes other than income	114	—		111	—
Total operating expenses	1,000			1,053
Gain on sales of assets	2	—		—	—
Operating income	173			175
Other income and (deductions)
Interest expense, net	(67)	—		(65)	—
Other, net	13	—		12	—
Total other income and (deductions)	(54)			(53)
Income before income taxes	119			122
Income taxes	11	1	(b)	5	—
Net income	$108			$117
__________

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude reorganization costs related to cost management programs.

Generation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended March 31, 2020			Three Months Ended March 31, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$4,733	$(179)	(b)	$5,296	$52	(b)
Operating expenses
Purchased power and fuel	2,704	(48)	(b)	3,205	20	(b),(e)
Operating and maintenance	1,263	(20)	(c),(d),(e)	1,218	59	(c),(d),(e)
Depreciation and amortization	304	(10)	(e)	405	(100)	(e)
Taxes other than income	129	—		135	—
Total operating expenses	4,400			4,963
Operating income	333			333
Other income and (deductions)
Interest expense, net	(109)	12	(b)	(111)	8	(b)
Other, net	(771)	879	(b),(f)	430	(358)	(e),(f)
Total other income and (deductions)	(880)			319
Income before income taxes	(547)			652
Income taxes	(389)	379	(b),(c),(d),(e),(f)	224	(141)	(b),(c),(d),(e),(f)
Equity in losses of unconsolidated affiliates	(3)	—		(6)	—
Net income	(161)			422
Net income attributable to noncontrolling interests	(206)	144	(g)	59	(67)	(g)
Net income attributable to membership interest	$45			$363
__________

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(c)	Adjustment to exclude reorganization costs related to cost management programs.

(d)	Adjustment to exclude certain asset impairments.

(e)
In 2020, adjustment to primarily exclude accelerated depreciation and amortization expenses associated with the early retirement of certain fossil sites. In 2019, adjustment to primarily exclude accelerated depreciation and amortization expenses associated with the early retirement of the TMI nuclear facility and a benefit associated with a remeasurement of the TMI ARO.

(f)
Adjustment to exclude the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(g)
Adjustment to exclude elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

Other (a)
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended March 31, 2020			Three Months Ended March 31, 2019
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$(346)	$—		$(331)	$—
Operating expenses
Purchased power and fuel	(329)	—		(318)	—
Operating and maintenance	(38)	3	(c)	(39)	—
Depreciation and amortization	21	—		22	—
Taxes other than income	11	—		12	—
Total operating expenses	(335)			(323)
Operating income	(11)			(8)
Other income and (deductions)
Interest expense, net	(72)	4	(d)	(78)	7	(d)
Other, net	15	—		8	—
Total other income and (deductions)	(57)			(70)
Loss before income taxes	(68)			(78)
Income taxes	(8)	2	(c),(d),(e)	(20)	2	(d)
Net (loss) income	(60)			(58)
Net (loss) income attributable to common shareholders	$(60)			$(58)
__________

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(b)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(c)	Adjustment to exclude reorganization costs related to cost management programs.

(d)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(e)	Adjustment to exclude income tax-related adjustments.

ComEd Statistics
Three Months Ended March 31, 2020 and 2019

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2020	2019	% Change	Weather - Normal % Change	2020	2019	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	6,237	6,763	(7.8)%	(0.9)%	$701	$710	(1.3)%
Small commercial & industrial	7,570	7,810	(3.1)%	0.3%	362	360	0.6%
Large commercial & industrial	6,723	6,963	(3.4)%	(0.9)%	134	132	1.5%
Public authorities & electric railroads	294	367	(19.9)%	(19.4)%	13	13	—%
Other(b)	—	—	n/a	n/a	211	217	(2.8)%
Total rate-regulated electric revenues(c)	20,824	21,903	(4.9)%	(0.8)%	1,421	1,432	(0.8)%
Other Rate-Regulated Revenues(d)					18	(24)	(175.0)%
Total Electric Revenues					$1,439	$1,408	2.2%
Purchased Power					$486	$485	0.2%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	2,758	3,391	3,141	(18.7)%	(12.2)%
Cooling Degree-Days	—	—	—	—%	—%

Number of Electric Customers	2020	2019
Residential	3,676,312	3,654,899
Small Commercial & Industrial	386,012	382,743
Large Commercial & Industrial	1,954	1,973
Public Authorities & Electric Railroads	4,857	4,814
Total	4,069,135	4,044,429
__________

(a)
Reflects revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenues also reflect the cost of energy and transmission.

(b)	Includes transmission revenue from PJM, wholesale electric revenue and mutual assistance revenue.

(c)	Includes operating revenues from affiliates totaling $5 million and $4 million for the three months ended March 31, 2020 and 2019, respectively.

(d)	Includes alternative revenue programs and late payment charges.

PECO Statistics
Three Months Ended March 31, 2020 and 2019

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2020	2019	% Change	Weather- Normal % Change	2020	2019	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	3,254	3,641	(10.6)%	(0.7)%	$382	$409	(6.6)%
Small commercial & industrial	1,905	2,066	(7.8)%	(3.2)%	99	96	3.1%
Large commercial & industrial	3,421	3,571	(4.2)%	(3.4)%	53	48	10.4%
Public authorities & electric railroads	151	195	(22.6)%	(22.7)%	7	7	—%
Other(b)	—	—	n/a	n/a	58	62	(6.5)%
Total rate-regulated electric revenues(c)	8,731	9,473	(7.8)%	(2.7)%	599	622	(3.7)%
Other Rate-Regulated Revenues(d)					5	(2)	(350.0)%
Total Electric Revenues					604	620	(2.6)%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Revenues(e)
Residential	17,282	21,218	(18.6)%	(0.9)%	150	198	(24.2)%
Small commercial & industrial	8,809	10,644	(17.2)%	—%	51	72	(29.2)%
Large commercial & industrial	9	19	(52.6)%	(6.3)%	—	1	(100.0)%
Transportation	7,135	7,973	(10.5)%	(1.9)%	6	7	(14.3)%
Other(f)	—	—	n/a	n/a	1	2	(50.0)%
Total rate-regulated natural gas revenues(g)	33,235	39,854	(16.6)%	(0.9)%	208	280	(25.7)%
Other Rate-Regulated Revenues(d)					1	—	100.0%
Total Natural Gas Revenues					209	280	(25.4)%
Total Electric and Natural Gas Revenues					$813	$900	(9.7)%
Purchased Power and Fuel					$283	$331	(14.5)%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	1,989	2,432	2,419	(18.2)%	(17.8)%
Cooling Degree-Days	—	2	1	(100.0)%	(100.0)%

Number of Electric Customers	2020	2019	Number of Natural Gas Customers	2020	2019
Residential	1,499,019	1,485,698	Residential	489,063	483,560
Small Commercial & Industrial	154,056	153,042	Small Commercial & Industrial	44,509	44,274
Large Commercial & Industrial	3,093	3,107	Large Commercial & Industrial	5	1
Public Authorities & Electric Railroads	10,096	9,638	Transportation	727	744
Total	1,666,264	1,651,485	Total	534,304	528,579
__________

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenues also reflect the cost of energy and transmission.

(b)	Includes transmission revenue from PJM, wholesale electric revenue and mutual assistance revenue.

(c)	Includes operating revenues from affiliates totaling $2 million and $1 million for the three months ended March 31, 2020 and 2019, respectively.

(d)	Includes alternative revenue programs and late payment charges.

(e)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.

(f)	Includes revenues primarily from off-system sales.

(g)	Includes operating revenues from affiliates totaling less than $1 million for both the three months ended March 31, 2020 and 2019.

BGE Statistics
Three Months Ended March 31, 2020 and 2019

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2020	2019	% Change	Weather- Normal % Change	2020	2019	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	3,118	3,550	(12.2)%	3.3%	$339	$385	(11.9)%
Small commercial & industrial	707	773	(8.5)%	(0.3)%	67	70	(4.3)%
Large commercial & industrial	3,122	3,232	(3.4)%	(2.2)%	103	110	(6.4)%
Public authorities & electric railroads	60	62	(3.2)%	(7.0)%	7	7	—%
Other(b)	—	—	n/a	n/a	79	80	(1.3)%
Total rate-regulated electric revenues(c)	7,007	7,617	(8.0)%	0.5%	595	652	(8.7)%
Other Rate-Regulated Revenues(d)					18	6	200.0%
Total Electric Revenues					613	658	(6.8)%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Revenues(e)
Residential	18,610	22,029	(15.5)%	10.3%	206	219	(5.9)%
Small commercial & industrial	4,147	4,573	(9.3)%	12.9%	34	35	(2.9)%
Large commercial & industrial	12,323	15,782	(21.9)%	(8.8)%	51	50	2.0%
Other(f)	3,301	1,097	200.9%	n/a	9	4	125.0%
Total rate-regulated natural gas revenues(g)	38,381	43,481	(11.7)%	3.5%	300	308	(2.6)%
Other Rate-Regulated Revenues(d)					24	10	140.0%
Total Natural Gas Revenues					324	318	1.9%
Total Electric and Natural Gas Revenues					$937	$976	(4.0)%
Purchased Power and Fuel					$288	$360	(20.0)%

				% Change
Heating Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	1,879	2,403	2,390	(21.8)%	(21.4)%

Number of Electric Customers	2020	2019	Number of Natural Gas Customers	2020	2019
Residential	1,181,329	1,171,027	Residential	641,608	635,241
Small Commercial & Industrial	114,697	113,976	Small Commercial & Industrial	38,381	38,322
Large Commercial & Industrial	12,376	12,278	Large Commercial & Industrial	6,078	5,981
Public Authorities & Electric Railroads	265	266	Total	686,067	679,544
Total	1,308,667	1,297,547
__________

(a)
Reflects revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenues also reflect the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and mutual assistance revenue.

(c)	Includes operating revenues from affiliates totaling $3 million and $2 million for the three months ended March 31, 2020 and 2019, respectively.

(d)	Includes alternative revenue programs and late payment charges.

(e)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.

(f)	Includes revenues primarily from off-system sales.

(g)	Includes operating revenues from affiliates totaling $3 million and $4 million for the three months ended March 31, 2020 and 2019, respectively.

Pepco Statistics
Three Months Ended March 31, 2020 and 2019

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2020	2019	% Change	Weather- Normal % Change	2020	2019	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	1,946	2,224	(12.5)%	(3.1)%	$236	$256	(7.8)%
Small commercial & industrial	315	346	(9.0)%	(4.6)%	35	38	(7.9)%
Large commercial & industrial	3,272	3,491	(6.3)%	(4.3)%	188	204	(7.8)%
Public authorities & electric railroads	204	187	9.1%	10.2%	9	8	12.5%
Other(b)	—	—	n/a	n/a	60	53	13.2%
Total rate-regulated electric revenues(c)	5,737	6,248	(8.2)%	(3.5)%	528	559	(5.5)%
Other Rate-Regulated Revenues(d)					16	16	—%
Total Electric Revenues					$544	$575	(5.4)%
Purchased Power					$164	$187	(12.3)%

				% Change
Heating Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	1,679	2,067	2,139	(18.8)%	(21.5)%
Cooling Degree-Days	5	5	2	—%	150.0%

Number of Electric Customers	2020	2019
Residential	820,283	809,845
Small Commercial & Industrial	54,304	54,295
Large Commercial & Industrial	22,248	22,030
Public Authorities & Electric Railroads	169	153
Total	897,004	886,323
__________

(a)
Reflects revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenues also reflect the cost of energy and transmission.

(b)	Includes transmission revenue from PJM, wholesale electric revenue and mutual assistance revenue.

(c)	Includes operating revenues from affiliates totaling $1 million and $2 million for the three months ended March 31, 2020 and 2019, respectively..

(d)	Includes alternative revenue programs and late payment charge revenues.

DPL Statistics
Three Months Ended March 31, 2020 and 2019

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2020	2019	% Change	Weather - Normal % Change	2020	2019	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	1,310	1,504	(12.9)%	(1.0)%	$161	$185	(13.0)%
Small Commercial & industrial	507	554	(8.5)%	(3.7)%	43	48	(10.4)%
Large Commercial & industrial	1,069	1,056	1.2%	3.2%	23	24	(4.2)%
Public authorities & electric railroads	11	11	—%	(0.2)%	3	3	—%
Other(b)	—	—	n/a	n/a	54	47	14.9%
Total rate-regulated electric revenues(c)	2,897	3,125	(7.3)%	(0.1)%	284	307	(7.5)%
Other Rate-Regulated Revenues(d)					2	3	(33.3)%
Total Electric Revenues					286	310	(7.7)%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Revenues(e)
Residential	3,647	4,607	(20.8)%	(0.7)%	40	44	(9.1)%
Small commercial & industrial	1,671	2,020	(17.3)%	2.5%	17	19	(10.5)%
Large commercial & industrial	452	523	(13.6)%	(13.6)%	1	1	—%
Transportation	2,108	2,218	(5.0)%	4.1%	4	4	—%
Other(g)	—	—	n/a	n/a	2	3	(33.3)%
Total rate-regulated natural gas revenues	7,878	9,368	(15.9)%	0.4%	64	71	(9.9)%
Other Rate-Regulated Revenues(f)					—	(1)	n/a
Total Natural Gas Revenues					64	70	(8.6)%
Total Electric and Natural Gas Revenues					$350	$380	(7.9)%
Purchased Power and Fuel					$141	$164	(14.0)%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	1,928	2,425	2,432	(20.5)%	(20.7)%
Cooling Degree-Days	2	1	1	100.0%	100.0%

Natural Gas Service Territory				% Change
Heating Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	2,003	2,522	2,498	(20.6)%	(19.8)%

Number of Electric Customers	2020	2019	Number of Natural Gas Customers	2020	2019
Residential	469,082	464,638	Residential	126,209	124,575
Small Commercial & Industrial	61,769	61,391	Small Commercial & Industrial	10,004	10,023
Large Commercial & Industrial	1,414	1,400	Large Commercial & Industrial	17	18
Public Authorities & Electric Railroads	612	620	Transportation	159	157
Total	532,877	528,049	Total	136,389	134,773
__________

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenues also reflect the cost of energy and transmission.

(b)	Includes transmission revenue from PJM, wholesale electric revenue and mutual assistance revenue.

(c)	Includes operating revenues from affiliates totaling $2 million for both the three months ended March 31, 2020 and 2019.

(d)	Includes alternative revenue programs and late payment charges.

(e)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.

(f)	Includes revenues primarily from off-system sales.

ACE Statistics
Three Months Ended March 31, 2020 and 2019

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2020	2019	% Change	Weather - Normal % Change	2020	2019	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	810	908	(10.8)%	(3.2)%	$137	$138	(0.7)%
Small Commercial & industrial	294	310	(5.2)%	(0.1)%	37	34	8.8%
Large Commercial & industrial	735	791	(7.1)%	(5.5)%	42	39	7.7%
Public Authorities & Electric Railroads	13	13	—%	(3.9)%	3	3	—%
Other(b)	—	—	n/a	n/a	55	57	(3.5)%
Total rate-regulated electric revenues(c)	1,852	2,022	(8.4)%	(3.6)%	274	271	1.1%
Other Rate-Regulated Revenues(d)					2	2	—%
Total Electric Revenues					$276	$273	1.1%
Purchased Power					$128	$139	(7.9)%

				% Change
Heating Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	1,948	2,506	2,492	(22.3)%	(21.8)%

Number of Electric Customers	2020	2019
Residential	495,444	491,935
Small Commercial & Industrial	61,470	61,377
Large Commercial & Industrial	3,355	3,494
Public Authorities & Electric Railroads	684	661
Total	560,953	557,467
__________

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenues also reflect the cost of energy and transmission.

(b)	Includes transmission revenue from PJM, wholesale electric revenue and mutual assistance revenue.

(c)	Includes operating revenues from affiliates totaling $1 million for both the three months ended March 31, 2020 and 2019.

(d)	Includes alternative revenue programs and late payment charge revenues.

Generation Statistics

	Three Months Ended
	March 31, 2020	March 31, 2019
Supply (in GWhs)
Nuclear Generation(a)
Mid-Atlantic	12,784	15,080
Midwest	23,598	23,733
New York	6,173	6,902
Total Nuclear Generation	42,555	45,715
Fossil and Renewables
Mid-Atlantic	853	951
Midwest	388	392
New York	1	1
ERCOT	3,012	3,078
Other Power Regions(b)	3,508	3,141
Total Fossil and Renewables	7,762	7,563
Purchased Power
Mid-Atlantic	5,943	2,566
Midwest	288	288
ERCOT	991	1,042
Other Power Regions(b)	12,167	12,569
Total Purchased Power	19,389	16,465
Total Supply/Sales by Region
Mid-Atlantic(c)	19,580	18,597
Midwest(c)	24,274	24,413
New York	6,174	6,903
ERCOT	4,003	4,120
Other Power Regions(b)	15,675	15,710
Total Supply/Sales by Region	69,706	69,743

	Three Months Ended
	March 31, 2020	March 31, 2019
Outage Days(d)
Refueling	94	74
Non-refueling	11	—
Total Outage Days	105	74
__________

(a)
Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).

(b)	Other Power Regions includes New England, South, West and Canada.

(c)	Includes affiliate sales to PECO, BGE, Pepco, DPL and ACE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.

(d)	Outage days exclude Salem.